EXHIBIT 99.5

200 Public Square / Suite 3750 / Cleveland, Ohio 44114

Phone: (216) 589-0900 / Fax: (216) 589-9558 / www.wesrespartners.com

We hereby consent to the inclusion of our opinion letter, dated March 13, 2013, to the board of directors of MISCOR Group, Ltd. as an Annex to the joint proxy statement/prospectus constituting a part of this registration statement on Form S-4 (the “Registration Statement”) and the references to such opinion and our firm in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

WESTERN RESERVE PARTNERS LLC

April 26, 2013